FIRST AMENDMENT TO
                              COINSURANCE AGREEMENT

THIS FIRST AMENDMENT TO COINSURNACE AGREEMENT ("Amendment"), effective as of January 1, 2014, amends that certain Coinsurance Agreement, effective January 1, 2013 (the "Agreement"), by and between MEMBERS LIFE INSURANCE COMPANY (the "Company") and CMFG LIFE INSURANCE COMPANY ("Reinsurer").

WHEREAS, the parties wish to amend the terms of the Agreement to update and replace the investment guidelines for the Reinsurer's Separate Account, which guidelines are attached as Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained hereinafter, the parties hereto intending to be legally bound agree to amend the Agreement as follows:

                                    ARTICLE I
                           AMENDMENT TO THE AGREEMENT

1.1 Amendment to Exhibit A. The investment guidelines attached as Exhibit A to the Agreement are hereby replaced in their entirety with the investment guidelines attached hereto.

                                   ARTICLE II
                                  MISCELLANEOUS

2.1 This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

2.2 This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Iowa, including all matters of construction, validity and performance, without regards to its conflict of law provisions.

2.3 Except as otherwise expressly provided herein, this Amendment does not alter, amend or modify the terms of the Agreement, and all terms of the Agreement, as modified herein, remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to Coinsurance Agreement to be executed by their duly-authorized representatives and to be effective on the sate first set forth above.


MEMBERS LIFE INSURANCE COMPANY            CMFG LIFE INSURANCE COMPANY

By: /s/Brian J. Borakove                  By: /s/Thomas J. Merfeld
    ---------------------------------         ----------------------------------

Print Name: Brian J. Borakove             Print Name: Thomas J. Merfeld
            -------------------------                 --------------------------

Title: Treasurer                          Title: SVP, Chief Risk Officer
       ------------------------------            -------------------------------

Date: 1/29/2014                           Date: 1/29/2014
      -------------------------------           --------------------------------

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

                INVESTMENT GUIDELINES CMFG LIFE INSURANCE COMPANY
                          MEMBERS ZONE SEPARATE ACCOUNT

                      MEMBERS ZONE SEPARATE ACCOUNT LIMITS
                      ------------------------------------

                                                                                            POSITION SIZE
                                                                                             LIMIT % OF
BROAD ASSET CLASS                ASSET CLASS                MINIMUM         MAXIMUM           PORTFOLIO
-----------------                -----------                -------         -------         -------------
                                                               2%             100%
  NEAR RISK-FREE               Government/Cash                 1%             100%               N/A
                                 Agency MBS                    0%              75%               25%

                                                              20%              80%
                             Public -- A or Above             20%              75%               10%
                                 Public -- BBB                 0%              60%                5%
    CORPORATE            Private -- Investment Grade           0%              20%                5%
                             Public -- High Yield              0%              10%                2%
                             Private -- High Yield             0%              10%                2%

                                                               0%              30%
   OTHER CREDIT                 Mortgage Loan                  0%              30%                5%
                                  Municipal                    0%              0%                 -

                                                               0%              10%
                                   ABS*                        0%              5%                 2%
STRUCTURED CREDIT                 CMBS**                       0%              5%                 2%
                                   CLO                         0%              0%                 -
                             Legacy Structured                 0%              0%                 -

                                                               0%              0%
                               Real Estate                     0%              0%                 -
  EQUITY OR NEAR-         Alternative - Mezzanine              0%              0%                 -
     EQUITY            Alternative - Private Equity            0%              0%                 -
                              Public Equity                    0%              0%                 -

*A generic unleveraged ABS structure whose underlying collateral may consist of credit cards or auto loans. It will have an S&P rating of AA or better (or the equivalent Moody's rating).
** A generic unleveraged CMBS structure backed by mortgages on commercial real estate. It will have an S&P rating of AA or better (or the equivalent Moody's rating).

DERIVATIVES

Derivatives will be limited to those hedging liability risks. Exchange-traded and over-the counter derivative instruments may be used. Risks hedged would primarily be the equity market related guarantees of the Members Zone product, but can also include rate and credit oriented exposures generally related to liability reserves. Limits on notional amounts will be no more than $500 million for equity and $250 million for rate/credit. These limits will be evaluated annually and must be less than overall CMFG Life Insurance Company derivative notional limits.

TRANSFER RESTRICTIONS

Assets may be transferred into and out of the separate account as long as asset values exceed liability values after such transfers. Impaired securities, securities in default or assets encumbered by other agreements (modified coinsurance "segregated" assets, collateral for trusts, etc.) may not be transferred into the separate account.

Effective January 1, 2014